EMPLOYMENT AGREEMENT AMENDMENT


          THIS AMENDMENT is made the 6th day of February, 1998, by and among JOHN A. DORMAN, (hereinafter referred to as "Dorman"), BROAD NATIONAL BANK, (hereinafter referred to as the "Bank"), and BROAD NATIONAL BANCORPORATION, a corporation organized under the laws of the State of New Jersey (hereinafter referred to as the "Bancorp"). The Bank and Bancorp are sometimes referred to herein collectively as the "Corporation" or the "Corporations". In any instance where reference is made to both the Bank and Bancorp or to the Corporation or Corporations, unless the context clearly requires otherwise, conditions, practices or actions referred to shall be identical or joint.

          WITNESSETH:

          WHEREAS, the parties hereto previously entered into an Employment Agreement dated December 31, 1997 (the "Existing
Agreement").

          WHEREAS, Corporation and Dorman desire to modify the Existing Agreement in accordance with the terms of this Amendment.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and Dorman's continued employment by the Bank, the parties hereby agree as follows:

          1. Section 2.1 of the Existing Agreement is hereby amended by deleting the first sentence of said Section in its entirety and substituting the following new sentence in lieu thereof:

          The period of Dorman's employment under this Agreement with the Bank and with Bancorp, respectively, shall commence as of January 1, 1998 (the "Commencement Date") and shall continue for a period of thirty-six
          (36) full calendar months thereafter and any extension thereafter, unless this Agreement is earlier terminated in accordance with the terms hereof (the "Employment Period").

          2. Section 5.3 of the Existing Agreement is hereby amended by deleting said Section in its entirety and substituting the following new Section in lieu thereof:

               5.3  Benefits Payable Upon Termination by Dorman.
          In the event that Dorman terminates his employment with the Corporations under Section 4.1 of this Agreement, the Corporations shall pay to Dorman within thirty
          (30) days of such termination as severance a lump sum equal to the aggregate amount of (i) the future Base Salary, at the monthly rate then in effect, Dorman would have received if he continued in the employ of the Corporations for the remainder of the Employment Period then existing under this Agreement plus, if the Employment Period shall not have been already extended pursuant to the terms of Section 2.1 by reason of a vote of shareholders, an additional twenty-four
          (24) months and (ii) the incentive bonuses to which he would have otherwise been entitled during such period of time, based on the average incentive bonus received by him during the then two most recent fiscal years of the Corporations; provided, however, that in no event shall the aggregate severance payment made pursuant to this Section exceed an amount equal to the future Base Salary, at the monthly rate then in effect, that Dorman would have received if he continued in the employ of the Corporations for thirty-six (36) months and the incentive bonuses to which he would have otherwise been entitled during such period of time.

          3. Section 5.5 of the Existing Agreement is hereby amended by deleting said Section in its entirety and substituting the following new Section in lieu thereof:


               5.5 Termination by the Corporations for Other than Cause. If during the Employment Period the Bank or Bancorp or both of them terminate Dorman's employment other than for "cause" (as defined in Section 4.1D) or other than for the reasons specified in Sections 1.3, 1.4, 1.5 and 1.6 of this Agreement, then in such event the Corporations shall pay Dorman, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance a lump sum equal to the aggregate amount of the future Base Salary payments Dorman would have received if he continued in the employ of the Corporations for the remainder of the then existing Employment Period of this Agreement plus twenty-four (24) months at the highest rate of Base Salary and bonus paid to Dorman at any time under this Agreement or within two years prior to the date hereof; provided, however, that in no event shall the aggregate severance payment made pursuant to this Section exceed an amount equal to the future Base Salary, at the monthly rate then in effect, that Dorman would have received if he continued in the employ of the Corporations for thirty-six (36) months and the bonuses to which he would have otherwise been entitled during such period of time. Dorman shall not be required to mitigate damages by seeking other employment and payments required to be made hereunder shall not be reduced by any other income which Dorman may receive or by any setoffs or claims which may exist against Dorman for any reason whatsoever.

          4. Except as expressly amended hereby, all of the terms, conditions and provisions of the Existing Agreement shall remain unamended and in full force and effect in accordance with its terms. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Existing Agreement.

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ATTEST:                            BROAD NATIONAL BANCORPORATION


                                   By:  /s/ Donald M. Karp
Name:                              Name:   Donald M. Karp
Title:                                  Title:    Chairman & CEO

ATTEST:                            BROAD NATIONAL BANK


                                   By:  /s/ Donald M. Karp
Name:                              Name:   Donald M. Karp
Title:                                  Title:    Chairman & CEO


                                   By: /s/ John A. Dorman
                                   JOHN A. DORMAN